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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23876 (Commission File Number)	43-1531401 (I.R.S. Employer Identification No.)
150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)		60601 (Zip Code)
(312) 346-6600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Item 5.    Other Events.

        On November 11, 2003, Smurfit-Stone Container Corporation issued a press release announcing that it has reached an agreement to settle the antitrust class action cases pending against the company, Stone Container Corporation and Jefferson Smurfit Corporation (U.S.), which are based on allegations of a conspiracy among containerboard manufacturers in 1993-95. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

  (C)
  Exhibits:

  99.1
  Press Release dated November 11, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION
Dated: November 12, 2003	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated November 11, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index